Exhibit 99.1

          HERCULES ANNOUNCES SECOND QUARTER DIVIDEND OF $0.30 PER SHARE

    PALO ALTO, Calif., July 19 /PRNewswire-FirstCall/ -- Hercules Technology Growth Capital, Inc. (Nasdaq: HTGC), a leading specialty finance company providing venture capital and private equity backed technology and life science companies with debt and equity growth capital, today announced that its Board of Directors has declared a second quarter dividend of $0.30 per share. The dividend will be payable on August 28, 2006 to shareholders of record as of July 31, 2006. The ex-dividend date is July 26, 2006. Specific tax characteristics of all dividends reported will be reported to shareholders on Form 1099 after the year ended 2006.

    About Hercules Technology Growth Capital, Inc.:

    Founded in December 2003, Hercules Technology Growth Capital, Inc. is a NASDAQ traded specialty finance company providing debt and equity growth capital to technology-related companies at all stages of development. The company primarily finances privately-held companies backed by leading venture capital and private equity firms and also may finance certain publicly-traded companies. Hercules focuses its investments in companies active in technology and technology-related industries such as computer software and hardware, networking systems, semiconductors, semiconductor capital equipment, information technology infrastructure, Internet consumer and business services, telecommunications, and life sciences. The company's investments are originated through its principal office located in Silicon Valley, as well as additional offices in the Boston, Boulder and Chicago areas. Providing capital to publicly traded or privately held companies backed by leading venture capital and private equity firms involves a high degree of credit risk and may result in potential losses of capital.

    For more information, please visit http://www.herculestech.com . Companies interested in learning more about financing opportunities should contact info@herculestech.com or call 650-289-3060.

    Forward-Looking Statements:

    The statements contained in this release that are not purely historical are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to uncertainties and other factors that could cause actual results to differ materially from those expressed in the forward-looking statements including, without limitation, the risks, uncertainties and other factors we identify from time to time in our filings with the Securities and Exchange Commission. Although we believe that the assumptions on which these forward-looking statements are reasonable, any of those assumptions could prove to be inaccurate and, as a result, the forward-looking statements based on those assumptions also could be incorrect. You should not place undue reliance on these forward-looking statements. The forward-looking statements contained in this release are made as of the date hereof, and Hercules assumes no obligation to update the forward-looking statements for subsequent events.

SOURCE  Hercules Technology Growth Capital, Inc.
    -0-                             07/19/2006
    /CONTACT: Main, +1-650-289-3060, or info@herculestech.com, or David Lund, +1-650-289-3077, or dlund@herculestech.com, both of Hercules Technology Growth Capital, Inc./
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    /Web site:  http://www.herculestech.com /
    (HTGC)